Exhibit 99.1

American Eagle Outfitters Raises Fourth Quarter Profit Outlook; Holiday Sales Above Expectations with Growth Across Brands

January 13, 2025

PITTSBURGH--(BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today announced that fourth quarter to-date comparable sales, through Saturday, January 4, 2025, are up in the low single digits, tracking ahead of recent guidance of positive 1%. Trends across American Eagle and Aerie were positive.

As a result, the company is raising its fourth quarter outlook, with operating profit expected to be approximately $135 million, up from previous guidance of $125 million to $130 million. This is based on a comparable sales increase of approximately 2%, building on 8% growth last year. As previously discussed, the retail calendar will have an adverse impact on total revenue*, resulting in total revenue down approximately 5%.

“As a top destination for holiday shopping, we achieved record sales in December. We came to market with exciting new product assortments and engaging customer experiences, resulting in growth across brands and selling channels,” commented Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer. “We also remain focused on driving operational efficiencies, putting us on track to deliver high-teens operating profit growth in 2024.”

Shareholder Returns

Fourth quarter-to-date, the company has repurchased 1.5 million shares for $27 million, bringing year-to-date repurchases to 7.5 million shares for $158 million. The company continues to have 22.5 million shares remaining for repurchase under the current authorization. Year-to-date, the company has returned $231 million in cash to shareholders through a combination of dividends and share repurchases.

*FY24 Quarterly Impact of Retail Calendar

	1Q	2Q	3Q	4Q	FY24
Revenue Impact	+$15M	+$55M	-$45M	-$85M	-$60M

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer with a portfolio of beloved apparel brands including American Eagle, Aerie, OFFL/NE by Aerie, Todd Snyder and Unsubscribed. Rooted in optimism, inclusivity and authenticity, AEO’s brands empower every customer to celebrate their unique personal style by offering casual, comfortable, timeless outfitting and high-quality products that are made to last.

AEO Inc. operates stores in the United States, Canada and Mexico, with merchandise available in more than 30 countries through a global network of license partners. Additionally, the company operates a robust e-commerce business across its brands. For more information, visit aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent management’s expectations or beliefs concerning future events, including, without limitation, fourth fiscal quarter and annual fiscal 2024 results. Words such as “outlook,” "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “may,” “potential,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements made by the company are inherently uncertain because they are based on assumptions and expectations concerning future events and are subject to change based on many important factors, some of which may be beyond the company’s control. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended February 3, 2024 and in any other filings that we may make with the Securities and Exchange Commission, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

The use of the “company,” “AEO,” “we,” "us," and “our” in this release refers to American Eagle Outfitters, Inc.

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412-432-3300

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Source: American Eagle Outfitters, Inc.